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                                                                  EXHIBIT 10.22

                               SECURITY AGREEMENT

In consideration of one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce STANDARD CHARTERED BANK ("Bank"), having an office at 160 Water Street, New York, New York, 10038 to extend credit and other financial accommodations to JLM International, Inc. ("Borrower") on the terms set forth in the Financing Agreements, as hereinafter defined, between Borrower and Bank, Borrower hereby agrees that Bank shall have the rights, remedies and benefits hereinafter set forth.

A. DEFINITIONS. As used in this Security Agreement:

1. All terms used herein which are defined in Article 1 or Article 9 of the New York Uniform Commercial Code shall have the meanings set forth therein unless otherwise defined in this Agreement, and all references to the plural herein shall also mean the singular.

2. If there is more than a single borrower that is a signatory hereto, all references to the term "Borrower" wherever used herein shall be deemed to mean and include each of them, jointly and severally, individually and collectively, and shall include the successors and assigns of each. All references to the term "Bank" wherever used herein shall be deemed to mean and include its parent, affiliates, subsidiaries, agents, correspondents, representatives, bailees, and any participants in the financing of Borrower; provided that the rights and remedies of Bank set forth herein may only be exercised by Standard Chartered Bank and its successors or assigns.

3.    "Collateral" shall mean and include:

      a. all personal and real property of Borrower whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including but not limited to, all accounts, instruments, documents, notes, claims, choses in action, money, contract rights, general intangibles (including, but not limited to, good will, tax refunds, copyrights, trademarks, trademark applications, trade styles, trade names, patents and patent applications), securities, stock, chattel paper, credits, license agreements, inventory (including, but not limited to, raw materials, work-in-process, semi-finished and finished goods, returned goods, in transit goods, goods under letters of credit or trust receipts and bill and hold goods), leases with respect to both real and personal property, demands, security deposits, bank accounts, machinery and equipment (whether or not attached or affixed to real property), furniture, fixtures, tools, dies, molds, jigs, blueprints, customer lists, motor vehicles, and any other real and personal property, rights and interests of Borrower and the proceeds (including any insurance proceeds), products and accessions of and to any thereof, and all books and records pertaining to all of the foregoing; and

      b. all personal property of Borrower which is or shall be financed by Bank or is in, or shall come into the possession or control of Bank, including without limitation, inventory, goods, documents (including any documents made available to Borrower pursuant to trust receipts or other security agreements ) and present or future accounts receivable resulting from the sale of goods, the purchase of which was financed by Bank or for which Bank has made advances; and the products and proceeds thereof, together with all improvements and additions thereto whether same be cash, accounts, chattel paper, instruments, notes, drafts, acceptances, contract rights or general intangibles.


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4.    "Event of Default" shall mean and include the occurrence or existence of any event or condition described in Section E hereof.

5. "Financing Agreements" shall mean and include the agreements described on Exhibit A hereto, all amendments and supplements thereto, and all other agreements, documents, instruments and guaranties granting collateral security or creating or evidencing indebtedness, executed by Borrower or its subsidiaries, affiliates or guarantors in favor of Bank, together with all present and future agreements, supplements or instruments relating thereto, as all of the foregoing may now exist or may hereafter be amended, modified or supplemented.

6. "Obligations" shall mean and include any and all indebtedness, liabilities and obligations of every kind, nature and description of Borrower to Bank, however evidenced, whether arising under the Financing Agreements, this Agreement or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint and/for several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, or on original, renewed or extended terms and whether arising directly or acquired by Bank from any other entity outright, conditionally or as collateral security, by assignment, by merger with any other entity, by assumption, by subrogation, by operation of law or otherwise (including, without limitation, Bank participations or interests of Bank in the obligations of Borrower to others), including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities of Borrower to Bank as member of any partnership, syndicate, association or other group, principal, interest, fees and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party, indemnitor or otherwise; provided, however, that the term "Obligation" shall not include or be deemed to include any indebtedness of Borrower to Bank which is, at the time of its creation, subject to the provisions of any state or federal consumer credit or truth-in-lending disclosure statute or regulation, nor shall the term "Obligation" include or be deemed to include any indebtedness of Borrower to Bank which does not arise under the Financing Agreements and which is secured by real property, unless the note or other evidence of such indebtedness specifically states that it is secured by the security interests granted in this Agreement.

7. "Obligor" shall mean and include any guarantor, co-maker, endorser, acceptor, surety or other person or entity liable on the Obligations in addition to the Borrower.

B.    GRANT OF SECURITY INTEREST.

1. To secure payment, performance and observance in fu11 of all Obligations, Borrower hereby grants to Bank a continuing security interest in, a lien upon, and a right of set-off against, and Borrower hereby assigns, transfers, pledges and sets over to Bank all of the Collateral. All Collateral shall be security for the payment, performance and observance of all Obligations notwithstanding the maintenance of separate accounts by Bank or the existence of any instruments evidencing any of the Obligations.

2. Borrower hereby constitutes Bank and any designee of Bank as Borrower's attorney-in-fact and authorizes Bank or such designee, at Borrower's sole cost and expense, to exercise at any time or times in Bank's discretion all or any of the following powers, at the sole expense of Borrower, which power-of-attorney being coupled with an interest shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept, and deposit, in the name of Bank or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral, (b)


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receive, open and dispose of all mail addressed to Borrower and notify postal authorities to change the address for delivery thereof to such address as Bank may designate, (c) transmit to account debtors and any bailees notice of the interest of Bank in the Collateral or request from account debtors or such bailees at any time, in the name of Borrower or Bank or any designee of Bank, information concerning the Collateral and any amount owing with respect thereto,
(d) notify account debtors to make payment directly to Bank, (e) take or bring, in the name of Bank or Borrower, all steps, actions, suits or proceedings deemed by Bank necessary or desirable to effect collection of the Collateral, (f) enter Borrower's premises for the purpose of inspecting, verifying, auditing, maintaining, preserving, protecting and removing the Collateral, (g) obtaining, adjusting, compromising, settling and cancelling insurance policies on the Collateral and any claims thereunder, and (h) execute in the name and on behalf of Borrower one or more Uniform Commercial Code financing statements or amendments with respect to the Collateral, naming Borrower as debtor and Bank as secured party and indicating and describing therein the types and the items of Collateral. Borrower hereby releases Bank, its officers, employees and designees from any liability arising from any act or acts under such power-of-attorney or otherwise under this Agreement, the Financing Agreements or in furtherance hereof or thereof, whether by omission or commission, and whether based upon any error of judgment or mistake of law or fact.

C. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank the following, each of which is a continuing representation and warranty, the continuing truth and accuracy of each of such representations and warranties being a continuing condition of financing of Borrower by Bank:

1. If Borrower is a corporation, Borrower is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage. Borrower has qualified as a foreign corporation in all states or other jurisdictions where the nature of its business or ownership or use of its property requires such qualification and where the failure to so qualify would have an adverse effect on the business of Borrower.

2. If Borrower is a corporation, Borrower has the corporate power to borrow and to execute, deliver and perform the terms and provisions of this Agreement, the Financing Agreements and all other instruments and documents delivered by it pursuant hereto and thereto. Borrower has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Financing Agreements and such other instruments and documents.

3. If Borrower is a partnership, Borrower is duly organized and existing under the laws of its jurisdiction of organization, and the execution, delivery and performance of this Agreement is within Borrower's powers.

4. This Agreement, the Financing Agreements and such other instruments and documents constitute and will constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

5. Borrower is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or its properties may be bound. Neither the execution and delivery by Borrower of this Agreement, the Financing Agreements or any of the instruments and documents to be delivered pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate any law or regulation, or any order or decree


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      of any court or governmental instrumentality in any respect, or wilt conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement, or other instrument to which Borrower is a party or by which it or its properties may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower (except as contemplated hereunder) or violate any provision of the Articles of Incorporation, Bylaws or other organizational documents of Borrower.

6. Borrower is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority relating to its business as presently conducted or contemplated, including, without limitation, all licensing and approval requirements, the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1954, as amended.

7. No action of, or filing with, any governmental or public body or authority (other than the filing or recording of Uniform Commercial Code financing statements or other documents evidencing security interests and liens of
      Bank) is required in connection with the execution, delivery and performance of this Agreement, the Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto.

8. There is no investigation by any governmental agency pending or threatened against Borrower and there is no action, suit, proceeding or claim pending or threatened against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, the Financing Agreements or other instruments or documents related hereto, which if adversely determined with respect to it would result in any material adverse change in its business, properties, assets, goodwill or condition, financial or otherwise.

9. None of the information contained in the representations and warranties made by Borrower set forth in this Agreement, the Financing Agreements or in any other instruments, documents, list, certificate, statement, financial statements, schedule or exhibit heretofore delivered or to be delivered to Bank, as contemplated herein or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state a fact necessary in order to make the statements contained herein or therein not misleading.

10. The principal place of business and chief executive office and the records of Borrower are maintained at the address set forth in Schedule I annexed hereto, which address is a mailing address for such principal place of business and chief executive office. All of the Collateral is kept at the locations set forth on Schedule I annexed hereto, which are the only premises of Borrower. Borrower does not use any trade styles, trade names or fictitious corporate names except as set forth in Schedule I hereto.

11. The security interest and liens granted by Borrower to Bank under this Agreement constitute valid and perfected first priority security interests in and liens upon the Collateral, subject only to the liens and security interest set forth in Schedule II annexed hereto.

12. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except in favor of Bank and as set forth in
      Schedule II annexed hereto.

13. After giving effect to the transactions contemplated by this Agreement, the Financing Agreements and any and all other instruments or documents delivered in connection herewith or therewith, there does not exist at the


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date hereof any condition or event which constitutes an Event of Default hereunder or which after notice or lapse of time, or both, would constitute such an Event of Default hereunder.

D. COVENANTS. Borrower covenants and agrees that from and after the date of this Agreement, until the Obligations are fully and indefeasibly satisfied:

1. At any time and from time to time, upon the demand of Bank, Borrower shall deliver and pledge to Bank, duly endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as Bank may reasonably request, any and ad instruments, documents, securities and/or chattel paper which are included in the Collateral as Bank may request.

2. Borrower shall not, without the prior written consent of Bank, assign, sell, mortgage, lease, transfer, set over, pledge, grant any security interest in or lien upon, encumber, or otherwise dispose of or abandon any of its real or personal property, whether now owned or hereafter acquired, nor will Borrower permit any such lien, encumbrance or disposition to exist or occur with respect to such property, except for (a) the sale from time to time in the ordinary course of business of such property as may constitute inventory of Borrower, (b) the existing liens set forth in
      Schedule II annexed hereto; (c) tax, mechanic's and other like liens arising in the ordinary course of business securing obligations which are not overdue or (unless or until foreclosure or other similar proceedings shall have commenced) are being contested in good faith by appropriate proceedings and are adequately reserved against in the opinion of Bank; and (d) liens, encumbrances and security interests in favor of Bank.

3. Borrower shall not directly or indirectly sell, lease, transfer, abandon or otherwise dispose of all or any substantial portion of its property or assets or consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower, except with the prior written consent of Bank.

4. Borrower shall not change its name or principal place of business and chief executive office or any of the locations of Collateral, as set forth in Schedule I annexed hereto, without the prior written consent of Bank; and prior to any such change to which Bank so consents, Borrower agrees to execute and deliver or cause to be delivered to Bank, any additional documents, instruments and agreements, including, without limitation, financing statements, waivers and subordinations, as Bank may request.

5. Borrower shall at all times (a) preserve, renew and keep in full force and effect its existence as a corporation and its rights and franchises with respect thereto, (b) continue to engage in business of the same type as it is now engaged, and (c) maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on its business as the same is being operated as of the date hereof

6. Borrower shall maintain and safeguard any and all documents, instruments and chattel paper in its possession and its individual books and records relating to the Collateral in a commercially reasonable manner and cause the security interest granted herein to Bank to be marked thereon.

7. Borrower shall permit representatives of Bank at any time during normal business hours or upon twenty-four (24) hours prior notice at any time to
      (a) inspect its inventory, equipment and other tangible Collateral, (b) have


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      free access to and right of inspection of any papers, instruments and records pertaining to any of the Collateral, and (c) make abstracts or photocopies, at Borrower's sole cost and expense, from or of Borrower's books and records pertaining to inventory, accounts, contract rights, chattel paper, instruments, documents, and other Collateral.

8. Borrower shall at all times maintain, with financially sound and reputable insurers acceptable to Bank, insurance with respect to the Collateral for not less than its full market value and against all risks to which it is exposed, including, without limitation, fire, explosion, theft and such other casualties as are customarily insured against by companies engaged in the same or similar business as that of Borrower. All policies shall be in such form substance, amounts and coverage as shall be satisfactory to Bank and shall provide for not less than ten (10) days' prior written cancellation notice to Bank. Bank may act as attorney for Borrower in obtaining, adjusting, compromising, settling and cancelling such insurance and any claims thereunder. Borrower shall promptly (a) obtain endorsements to all existing and future insurance policies with respect to the Collateral specifying that the proceeds of such insurance shall be payable to Bank and Borrower as their interests may appear and further specifying that Bank shall be paid notwithstanding any act or omission by Borrower; and (b) deliver to Bank an original executed copy of, or executed certificate of the insurance carrier with respect to, such endorsement and, at Bank's request, the original or a certified duplicate original of each underlying insurance policy. At its option, Bank may apply any insurance monies received by Bank at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not due, in any order and in such manner as Bank at its sole discretion may determine.

9. Borrower shall use, maintain and protect, for lawful purposes only, the Collateral, with all reasonable care and in conformity with all applicable laws, ordinances, regulations and insurance policies.

10. Borrower shall promptly pay when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or for its use or operation or upon the proceeds thereof or upon any instrument evidencing the Obligations, as well as claims of any kind against the Collateral (including claims for labor, materials and supplies) unless such taxes, assessments, charges, levies or claims are being contested in good faith and are adequately reserved for in the opinion of Bank.

11. At its option, Bank may discharge taxes, liens or security interests or other encumbrances or charges at any time levied or placed on the Collateral and may pay for the insurance, maintenance and preservation of Collateral. Borrower agrees to reimburse Bank on demand, together with interest thereon at the rate specified in the Financing Agreements, for any payment made or expense incurred by Bank in connection with the foregoing or otherwise under this Agreement, and any such payment or expense shall constitute a part of the Obligations secured hereby.

12. If all or any part of the Collateral is or is about to become affixed to realty, Borrower shall, at Bank's request, furnish Bank with a writing executed by the owner and mortgagee of the realty whereby the owner and mortgagee subordinates its rights and priorities to Bank's interest in the Collateral. If the Collateral is or may become subject to a landlord's lien, Borrower shall, at Bank's request, furnish Bank with a landlord's waiver satisfactory in form and substance to Bank.

13. Borrower shall, at the request of Bank, at any time and from time to time, at Borrower's sole cost and expense, give, execute, deliver, file and/or record any notice, statement, instrument, document, agreement or other


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       papers which may be necessary or desirable in Bank's opinion to create, preserve, perfect or validate any security interest or lien granted pursuant to this Agreement, any of the Financing Agreements or any other agreement between Borrower and Bank or to enable Bank to exercise and enforce its rights hereunder or with respect to such security interest or lien. Bank is irrevocably authorized, at Bank's discretion, to execute in the name and on behalf of Borrower one or more Uniform Commercial Code financing statements, naming Borrower as debtor and Bank as secured party and describing therein the items and types of Collateral and to file same in any jurisdiction in which any of the Collateral is or may hereafter be located. Bank, at its discretion, may file a carbon, photographic or other reproduction of this Agreement or any other security agreement between Borrower and Bank as a Uniform Commercial Code financing statement in any jurisdiction in which any of the Collateral is or may hereafter be located.

14. Borrower shall pay Bank on Bank's demand, any and all sums, costs and expenses which Bank may pay or incur in connection with the preparation and negotiation of this Agreement, the Financing Agreements and any related agreements or instruments, together with any amendments or supplements hereto or thereto, or in defending, protecting or enforcing the security interest granted herein or in defending, collecting or attempting to collect the Obligations; or which may otherwise be paid or incurred by Bank in connection with the provisions hereof, including, without limitation, all search, filing and recording fees, taxes, attorneys' fees, legal expenses and all fees and expenses for the service and filing of papers, marshals, sheriffs, custodians, auctioneers and others, and all court costs and collection charges, all of which shall be part of the Obligations.

15. Borrower shall promptly notify Bank in writing of the details of (a) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise, and (b) the occurrence of any Event of Default or event which, with the passing of time or giving of notice or both, would constitute an Event of Default.

E. EVENTS OF DEFAULT. At the option of Bank, all Obligations shall be and become immediately due and payable, without notice or demand, upon the occurrence or existence of any one or more of the following events:

1. Borrower shall fail to pay or perform when due any of the Obligations or shall breach any of the terms, covenants, conditions or provisions contained in this Agreement, the Financing Agreements or any other agreement between Bank and Borrower.

2. Any representation, warranty or statement of fact made to Bank by Borrower or any Obligor is false or misleading at any time, whether made in this Agreement, the Financing Agreements, any other agreement or otherwise.

3. A default or event of default with respect to any of the Financing Agreements or any other agreement, document or instrument executed by Borrower in favor of Bank.

4. Any Obligor shall terminate, attempt to terminate or breach any of the terms, covenants, conditions or provision of any guarantee, endorsement, subordination or other agreement of such Obligor in favor of Bank, or any guarantee or subordination required by Bank becomes ineffective.

5. Any judgment, injunction or attachment is obtained against Borrower or any Obligor in any court; or any proceeding, procedure or remedy supplementary to or in enforcement of any judgment shall be commenced against, or with respect to any property of, Borrower or any Obligor.

6. Borrower or any Obligor (who is a natural person or a general partner of any Borrower or Obligor which is a partnership) shall die, or Borrower or any Obligor (which is a partnership or corporation) shall be dissolved, or Borrower or any Obligor which is a corporation shall fail to maintain its corporate existence in good standing, or the usual business of Borrower or any Obligor shall be substantially terminated or suspended.

7. Borrower or any Obligor shall breach any other material agreement by which it is bound, including, without limitation, any agreement relating to the borrowing of money.

8. Borrower or any Obligor shall become insolvent (however defined or evidenced), make an assignment for the benefit of creditors, make or send notice of a bulk transfer, or call a meeting of its creditors or principal creditors; or any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, arrangement, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any Obligor; or any petition or application to any court or tribunal, at law or in equity, shall be filed by or against Borrower or any Obligor for the appointment of a receiver or trustee for all or any part of its property.

9. In the good faith opinion of Bank there is a material adverse change in the condition, financial or otherwise, of any Obligor, or for any reason Bank in good faith believes that the prospect of payment or performance of the Obligations has been impaired or is insecure.

F. RIGHTS AND REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, in addition to all other rights and remedies of Bank, whether provided under the Uniform Commercial Code or other applicable law, this Agreement, the Financing Agreements or otherwise, Bank shall have the following rights and remedies which may be exercised, at Bank's discretion, at any time or times with or without judicial process, with or without the assistance of others and without notice to or consent by Borrower except as such notice or consent is expressly prodded for hereunder or required by law.

1. Bank may, at its discretion, accelerate payment of all Obligations and demand immediate payment thereof to Bank.

2. Bank, at its discretion and without limitation, may enter upon any premises on or in which the Collateral may be located and take possession thereof and remove all or any of the Collateral from such premises for the purposes of effecting the sale, foreclosure or other disposition thereof or for any other purpose. Borrower shall, at the request of Bank assemble the Collateral at such place or places as Bank designates in its request. Bank shall have the right to take possession of the Collateral or any portion thereof pursuant to the Uniform Commercial Code or other applicable law. In the event Bank institutes an action to recover any Collateral, or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

3. Bank may, at its discretion and without limitation, (a) collect, foreclose, receive, appropriate, set off and realize upon any and all Collateral, or (b) sell, lease, transfer, assign, deliver or otherwise dispose of any and all (collateral (including, without limitation, entering into contracts with respect thereto and by public or private sales at any exchange, broker's board, premises of Borrower, office of Bank or elsewhere) at such prices or terms as Bank may deem reasonable, for cash, upon credit or for future delivery, with Bank having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity or redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Bank upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until indefeasible payment therefor is finally collected by Bank. Ten (10) days prior notice by Bank to Borrower designating the time and place of any public auction of Collateral or the time after which any private sale or other disposition of Collateral may take place shall be deemed to be reasonable notice thereof, and Borrower waives any other notice.

4. Bank may apply the cash proceeds of collateral actually received by Bank from any sale, lease, foreclosure or other disposition of the Collateral to payment of (a) all costs and expenses of every kind or nature incurred or paid by Bank in connection therewith, including, without limitation, reasonable attorneys' fees and a reasonable estimate of the allocated cost of Bank's in-house counsel and legal staff, and (b) all and any of the other Obligations, in whole or in part and in such order as Bank may elect, whether then due or not due. Borrower shall be liable to Bank for the payment on demand of all such costs and expenses and any deficiency with interest at the rate set forth in the Financing Agreements, together with any reasonable attorneys' fees if placed with an attorney for collection or enforcement. The costs and expenses incurred or paid by Bank with respect to any sale, lease, foreclosure or other disposition of the Collateral may include, without limitation, (i) expenses of retaking, holding, assembling, preparing for sale or lease, advertising, storing, repairing, completing, selling, leasing, foreclosing or otherwise disposing of the Collateral, (ii) premiums on bonds and undertakings,
      (iii) sales, use and other taxes, (iv) fees and expenses of custodians, warehousemen, brokers, appraisers, auctioneers, sheriffs and others, (v) legal expenses and attorneys' fees (vi) travel and hotel expenses, (vii) a reasonable estimate of the allocated cost of Bank's in-house counsel and legal staff and (viii) all other expenses which may be incurred or paid by Bank in attempting to collect the Obligations and to foreclose upon the Collateral.

5. Bank shall have the right, at any time or times, to set off against the Obligations all money owed by Bank in any capacity to Borrower or any Obligor, whether or not due.

6. Bank shall have the right at its sole discretion to determine which rights and remedies and in which order any of the same are to be exercised, and Bank may at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Obligations. Bank may, at any time or times, proceed directly against Borrower or any Obligor to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect Bank's or Borrower's rights in the Collateral.

7. All rights, remedies, powers and benefits granted to Bank by Borrower or any Obligor under this Agreement, the other Financing Agreements or any oral or other written agreement, or granted by applicable law, whether expressly granted or implied in law, are cumulative, not exclusive and enforceable alternatively, successively, or concurrently on any one or more occasions and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower or any Obligor of this Agreement, the Financing Agreements or such other agreements.

G.    MISCELLANEOUS.

1. Notwithstanding that Bank, whether on its own behalf and/or on behalf of others, may continue to hold Collateral, and regardless of the value thereof, Borrower and each Obligor shall be and remain jointly and severally liable for the payment in full, including principal and interest, of any balance of the Obligations and expenses hereunder at any time unpaid.

2. Borrower hereby expressly waives demand, presentment, protest, notice of protest and notice of dishonor with respect to any and all instruments and commercial paper included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral, this Agreement and the Financing Agreements, except such as are expressly provided for herein or therein.

3. Bank shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Bank. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Bank of any default, right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such default, right, power and/or remedy which Bank would otherwise have on any future occasion, whether similar in kind or otherwise.

4. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Bank expressly referring to this Agreement and to the provision so amended, modified or discharged.

5. EACH OF BORROWER AND BANK WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE FINANCING AGREEMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING HERETO OR THERETO.

6. Borrower waives all rights to interpose any vetoes or counterclaims of any nature in any action or proceeding instituted by Bank with respect to this Agreement, the Financing Agreements, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

7. BORROWER HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, IN THE COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR TO SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCING AGREEMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT HERETO OR THERETO. IN ANY SUCH LITIGATION BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS ISSUED THEREIN AND AGREES THAT THE

      SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER AT ITS CHIEF EXECUTIVE OFFICE SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH BANK HAS RECEIVED NOTICE AS PROVIDED HEREIN. WITHIN THIRTY (30) DAYS AFTER SUCH MAILING, BORROWER SHALL APPEAR OR ANSWER TO SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

8. All notices, requests and demands hereunder shall be (a) made to Bank at its address set forth above and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made, if by hand, immediately upon delivery; if by telex or telegram, immediately upon sending; if by Federal Express, Express Mail or other overnight delivery service, one day after dispatch; and if by ordinary or certified mail, return receipt requested, five (5) days after mailing.

9. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable, and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

10. Under no circumstances shall Bank be deemed to have assumed any responsibility for or obligation or duty of any nature or kind with respect to any Collateral, or any matter or proceedings arising out of or relating thereto, but the same shall be at the sole risk of Borrower at all times. Borrower hereby releases Bank from any claims, causes of action and demands at any time arising out of, relating to or with respect to this Agreement, the Financing Agreements, the Obligations, the Collateral and/or any actions taken or omitted to be taken by Bank with respect thereto, and Borrower hereby agrees to indemnify and hold Bank harmless from and with respect to any and all such claims, causes of action and demands by any person or entity.

11. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Bank under this Agreement or the Financing Agreements shall not be assignable nor inure to the successors and assigns of Borrower.

12. The provisions of this Agreement shall be construed and interpreted and all rights and obligations hereunder determined in accordance with the laws of the State of New York except to the extent that the law of any other jurisdiction is required to be applied with respect to the enforcement of Bank's rights in Collateral located in such jurisdiction.

IN WITNESS WHEREOF, Borrower has executed this Agreement as of this 23 day of June, 1995.

JLM International, Inc.



By:/s/                                         By:
   ----------------------------                    ----------------------------
Title: V.P. & CFO                              Title:

                                     EXHIBIT A
                              FINANCING AGREEMENTS




                                   SCHEDULE I
                  LIST OF LOCATIONS OF BORROWER AND COLLATERAL

Chief Executive Office,
Principal Place of Business
and Locations of Records:                                        Owner/LandLord

Other Locations:

Trade Styles, Trade Names and Fictitious Corporate Names



                                      SCHEDULE II
                      LIST OF EXISTING LIENS OR COLLATERAL


Secured Creditor                   Amount Secured                    Collateral